Paul B. Manning SC 13G/A

Exhibit A

EXHIBIT A

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) promulgated pursuant to the Securities Exchange Act of 1934, as amended, the undersigned agree that the attached Schedule 13D is being filed on behalf of each of the undersigned.

February 14, 2022

/s/ Paul B. Manning
Paul B. Manning

BKB Growth Investments, LLC

By Tiger Lily Capital, LLC, its manager

	By:	/s/ Paul B. Manning
	Name:	Paul B. Manning
	Title:	Manager

	By:	/s/ Bradford Manning
	Name:	Bradford Manning
	Title:	Manager

PBM Capital Investments, LLC

By: PBM Capital Group, LLC, its manager

	By:	/s/ Paul B. Manning
	Name:	Paul B. Manning
	Title:	Chief Executive Officer